Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FIRST QUARTER NET INCOME

OF $161.2 MILLION, EARNINGS PER COMMON SHARE OF $0.66.

(Chicago, April 17, 2012) Northern Trust Corporation today reported first quarter net income per common share of $0.66, up from net income per common share of $0.61 and $0.53 in the first and fourth quarters of 2011, respectively. Net income was $161.2 million in the current quarter, compared with net income of $151.0 million in the prior year first quarter and $130.2 million in the prior quarter. Return on average common equity was 9.0% in the current quarter, compared to 8.9% in the prior year quarter and 7.2% in the prior quarter.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our performance in the first quarter reflects strong new business, higher equity markets and disciplined expense management. Expenses, excluding charges, improved sequentially, evidencing our continued efforts to improve productivity and profitability.

Earlier this quarter, we were pleased to announce a 7% increase in our quarterly dividend, to $0.30 per common share, and a new share repurchase authorization. Northern Trust is one of only two major U.S. banks that did not cut its quarterly dividend throughout the financial crisis. These recent actions were part of our capital plan, which was reviewed without objection by the Federal Reserve, and reflect our strong capital position, focused business model and conservative risk profile.”

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FIRST QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2011

Net income per common share in the first quarter of 2012 was $0.66 compared to $0.61 per common share in the first quarter of 2011. Net income for the current quarter was $161.2 million compared to $151.0 million in the prior year quarter. The current quarter includes restructuring and integration related charges of $3.9 million ($2.6 million after tax, or $0.01 per common share), primarily related to outside services expense. The prior year quarter included restructuring and integration related charges of $3.8 million ($3.2 million after tax, or $0.02 per common share). The prior year quarter also included a $10.1 million pre-tax expense benefit ($6.4 million after tax, or $0.02 per common share) from the reduction of a liability related to potential losses from indemnified litigation involving Visa, Inc. (Visa).

Consolidated revenue of $965.4 million in the current quarter increased $67.5 million, or 8%, from $897.9 million in the prior year quarter, partly due to acquisitions completed in June and July of 2011. Noninterest income, which represented 73% of revenue, increased $45.5 million, or 7%, to $709.0 million from the prior year quarter’s $663.5 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis increased $21.4 million, or 9%, to $266.3 million compared to $244.9 million in the prior year quarter.

Trust, investment and other servicing fees, which represented 60% of revenue, were $575.2 million in the current quarter, up $60.3 million, or 12%, from $514.9 million the prior year quarter.

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FIRST QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2011 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

($ in Billions)	March 31, 2012	December 31, 2011	March 31, 2011	% Change Q1-12/Q4-11	% Change Q1-12/Q1-11
Assets Under Custody
Corporate & Institutional	$4,188.6	$3,877.6	$3,971.4	8%	5%
Personal	406.6	385.2	384.6	6	6

Total Assets Under Custody	$4,595.2	$4,262.8	$4,356.0	8%	5%

($ in Billions)	March 31, 2012	December 31, 2011	March 31, 2011	% Change Q1-12/Q4-11	% Change Q1-12/Q1-11
Assets Under Management
Corporate & Institutional	$537.4	$489.2	$493.8	10%	9%
Personal	179.1	173.7	168.4	3	6

Total Assets Under Management	$716.5	$662.9	$662.2	8%	8%

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased $45.7 million, or 17%, to $317.0 million in the current quarter from the prior year quarter’s $271.3 million.

($ In Millions)	Q1 2012	Q1 2011	Change Q1 2012 from Q1 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$209.8	$169.0	$40.8	24%
Investment Management	61.8	67.1	(5.3)	(8)
Securities Lending	21.5	17.0	4.5	27
Other	23.9	18.2	5.7	31

Total	$317.0	$271.3	$45.7	17%

Custody and fund administration fees, the largest component of C&IS fees, increased 24%, primarily reflecting revenue attributable to the 2011 acquisitions and other new business. C&IS investment management fees declined 8% as the benefit of new business was offset by waived fees in money market mutual funds due to the persistent low short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $10.6 million in the current quarter compared with $4.6 million in the prior year quarter.

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FIRST QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2011 (continued)

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $258.2 million in the current quarter, increasing $14.6 million, or 6%, from $243.6 million in the prior year quarter. The increase in the current quarter primarily reflects strong new business and revised fee structures, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in PFS totaled $14.8 million in the current quarter compared with $12.1 million in the prior year quarter.

Foreign exchange trading income totaled $61.9 million, down $22.9 million, or 27%, compared with $84.8 million in the prior year quarter. The current quarter decrease is attributable to reduced market volatility and client volumes.

Other operating income totaled $38.6 million, up 8% from $35.7 million in the prior year quarter.

Net investment security losses totaled $2.4 million in the current quarter compared to $5.5 million in the prior year quarter. The current quarter includes credit-related other-than-temporary impairment of residential mortgage-backed securities and auction rate securities totaling $3.1 million. The prior year quarter included $5.1 million of other-than-temporary impairment of residential mortgage-backed securities.

Net interest income for the quarter on an FTE basis totaled $266.3 million, up $21.4 million, or 9%, compared to $244.9 million in the prior year quarter. The increase primarily reflects higher levels of average earning assets, partially offset by a decline in the net interest margin. Average earning assets for the quarter increased $10.7 billion, or 14%, to $86.1 billion from $75.4 billion in the prior year quarter, while the net interest margin was 1.24%, down from 1.32% in the prior year quarter.

Average earning assets increased primarily due to increases in demand deposits and non-U.S. office interest-bearing deposits, which were invested primarily in investment securities and interest-bearing deposits with banks. The benefit of higher deposits was limited as yields on high quality investments declined resulting in a lower net interest margin. Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of

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FIRST QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2011 (continued)

asset yields. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. A reconciliation of reported net interest income to net interest income on an FTE basis is included on page 12.

The provision for credit losses was $5.0 million in the current quarter and $15.0 million in the prior year quarter. Net charge-offs totaled $5.8 million for the current quarter and include $8.6 million of recoveries, compared to $21.6 million of net charge-offs in the prior year quarter which included $13.8 million of recoveries. Nonperforming loans and leases decreased $63.0 million, or 19%, from the prior year quarter. Commercial and institutional loans and commercial real estate loans reflect improvement from the prior year quarter, while weakness persists within residential real estate loans. Other real estate owned decreased $33.9 million, or 60%, compared to the prior year quarter, primarily reflecting sales of properties.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	March 31, 2012	December 31, 2011	March 31, 2011
Nonperforming Assets
Nonperforming Loans and Leases	$262.1	$293.7	$325.1
Other Real Estate Owned	22.4	21.2	56.3

Total Nonperforming Assets	284.5	314.9	381.4

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	295.5	294.8	313.5
Unfunded Loan Commitments and Standby Letters of Credit	32.6	34.1	37.3

Total Allowance for Credit Losses	$328.1	$328.9	$350.8

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.90%	1.01%	1.17%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.01%	1.01%	1.12%
Loan and Lease Allowance to Nonperforming Loans and Leases	1.1x	1.0x	1.0x

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FIRST QUARTER 2012 PERFORMANCE VS. FIRST QUARTER 2011 (continued)

Noninterest expense totaled $723.6 million in the current quarter compared to $652.9 million in the prior year quarter. The increase of $70.7 million, or 11%, primarily reflects the acquisitions made in June and July of 2011, higher equipment and software expense, and the pre-tax benefit of $10.1 million that was recorded in the prior year quarter from the reduction of the Visa indemnification liability.

Compensation expense, the largest component of noninterest expense, equaled $321.6 million, up $27.6 million, or 9%, compared to $294.0 million in the prior year quarter. The increase primarily reflects higher full-time equivalent staff levels, the majority of which are attributable to the acquisitions completed in June and July of 2011, and annual merit increases. Staff on a full-time equivalent basis at March 31, 2012 totaled approximately 13,900, up 7% from a year ago.

Employee benefit expense equaled $68.1 million, up $13.3 million, or 24%, compared to $54.8 million in the prior year quarter. Employee benefit expense for the prior year quarter included a $9.7 million reversal of an employee benefit related accrual for which the 2010 goal was not met. The current quarter reflects higher full-time equivalent staff levels and higher federal and unemployment insurance expense.

Expense associated with outside services totaled $128.2 million, up 3% from $124.0 million in the prior year quarter. The increase was primarily due to higher expense associated with technical services, due in part to the 2011 acquisitions, partially offset by lower consulting and third-party advisory fees.

Equipment and software expense totaled $90.8 million, an increase of $17.4 million, or 24%, from $73.4 million in the prior year quarter. The current quarter reflects a $4.6 million software write-off as well as higher levels of software amortization and related software support costs from the continued investment in capital assets.

Income tax expense was $75.6 million in the current quarter, representing an effective tax rate of 31.9%, and $79.0 million in the prior year quarter, representing an effective tax rate of 34.3%. The prior year quarter included a higher state income tax provision as a result of the Illinois corporate income tax rate increase which was enacted in January 2011.

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FIRST QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011

Net income per common share was $0.66 in the first quarter of 2012 and $0.53 in the fourth quarter of 2011. Net income for the current quarter totaled $161.2 million compared to $130.2 million in the prior quarter, up $31.0 million, or 24%. The current quarter includes restructuring and integration related charges of $3.9 million ($2.6 million after tax, or $0.01 per common share), primarily related to outside services expense. The prior quarter included $61.0 million of restructuring, acquisition and integration related charges ($39.8 million after tax, or $0.17 per common share). The prior quarter also included a $13.0 million pre-tax expense reduction ($8.0 million after tax, or $0.03 per common share) associated with the reduction of a Visa indemnification related liability.

Consolidated revenue of $965.4 million for the current quarter was up $9.8 million, or 1%, from $955.6 million in the prior quarter. Noninterest income increased $25.2 million, or 4%, to $709.0 million from the prior quarter’s $683.8 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income. Net interest income for the current quarter on an FTE basis decreased $14.9 million, or 5%, to $266.3 million from $281.2 million in the prior quarter.

Trust, investment and other servicing fees totaled $575.2 million in the current quarter, up $33.7 million, or 6%, compared to $541.5 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $317.0 million and $305.7 million in the current and prior quarter, respectively.

($ In Millions)	Q1 2012	Q4 2011	Change Q1 2012 from Q4 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$209.8	$205.6	$4.2	2%
Investment Management	61.8	60.9	0.9	1
Securities Lending	21.5	19.3	2.2	11
Other	23.9	19.9	4.0	20

Total	$317.0	$305.7	$11.3	4%

The increase in C&IS trust, investment and other servicing fees primarily reflects new business, improved equity markets, and higher transaction volumes. C&IS investment management fees for both the current and prior quarter reflect the impact of money market

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FIRST QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

mutual fund fee waivers attributable to the persistent low short-term interest rates. Money market mutual fund fee waivers for C&IS totaled $10.6 million in the current quarter compared to $12.3 million in the prior quarter.

PFS trust, investment and other servicing fees increased $22.4 million, or 10%, to $258.2 million from the prior quarter’s $235.8 million. The increase in PFS fees primarily reflects improved markets, revised fee structures, lower money market mutual fund fee waivers, and new business. Money market mutual fund fee waivers totaled $14.8 million in the current quarter compared to $21.3 million in the prior quarter.

Foreign exchange trading income decreased $9.8 million, or 14%, to $61.9 million compared to $71.7 million in the prior quarter, primarily reflecting reduced market volatility.

Net investment security losses totaled $2.4 million in the current quarter compared to gains of $0.2 million in the prior quarter. The current quarter includes credit-related other-than-temporary impairment of residential mortgage-backed securities and auction rate securities of $3.1 million. There were no credit-related other-than-temporary impairment charges in the prior quarter.

Net interest income on an FTE basis in the current quarter totaled $266.3 million, down $14.9 million, or 5%, compared to $281.2 million in the prior quarter. Average earning assets totaled $86.1 billion in the current quarter, down $1.1 billion, or 1%, compared to $87.2 billion in the prior quarter. The current quarter net interest margin was 1.24%, down from 1.28% in the prior quarter. The prior quarter included $7.0 million of income attributable to a lease related tax settlement. The net interest margin in the prior quarter absent the lease related adjustment would have been 1.25%.

The provision for credit losses totaled $5.0 million in the current quarter and $12.5 million in the prior quarter. Net charge-offs totaled $5.8 million for the current quarter and include $8.6 million of recoveries, compared to $18.2 million of net charge-offs in the prior quarter, which included $10.6 million of recoveries. Nonperforming loans and leases decreased $31.6 million,

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FIRST QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

or 11%, as compared to the prior quarter. Commercial and institutional loans and commercial real estate loans reflect improvement from the prior year quarter, while weakness persists within residential real estate loans.

Noninterest expense totaled $723.6 million in the current quarter, a decrease of $48.1 million, or 6%, from the prior quarter. The current quarter includes restructuring and integration related charges of $3.9 million. The prior quarter’s noninterest expense included $61.0 million ($39.8 million after tax, or $0.17 per common share) of restructuring, acquisition and integration related charges and the $13.0 million of pre-tax Visa related indemnification benefit ($8.0 million after tax, or $0.03 per common share). Excluding restructuring, acquisition and integration charges and the pre-tax Visa related indemnification benefit, noninterest expense was lower than the prior quarter, as higher share-based compensation and business promotion expense were offset by lower outside services expense.

The following table details the current quarter and prior quarter restructuring, acquisition and integration related charges.

($ In Millions)	Q1 2012	Q4 2011
Compensation	$0.5	$28.6
Employee Benefits	0.1	4.0
Outside Services	2.6	10.2
Equipment and Software Expense	0.1	10.9
Occupancy Expense	0.5	6.3
Other Operating Expense	0.1	1.0

Total Restructuring, Acquisition and Integration Related Charges	$3.9	$61.0

Compensation expense totaled $321.6 million for the current quarter, down $20.3 million, or 6%, from $341.9 million in the prior quarter. The decrease primarily reflects $28.6 million of severance related charges recorded in the prior quarter in connection with acquisition related integration activities and initiatives to reduce staff expense levels, partially offset by higher share-based compensation expense.

Employee benefit expense totaled $68.1 million for the current quarter, down 2% from $69.5 million in the prior quarter. Employee benefit expense for the prior quarter included

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FIRST QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

$4.0 million of severance related expense. The current quarter reflects higher federal and employment insurance expense, partially offset by lower expense associated with retirement benefits.

Expense for outside services totaled $128.2 million, a decrease of $26.0 million, or 17%, compared to $154.2 million in the prior quarter. Outside services expense in the prior quarter included $10.2 million of restructuring and integration charges related to consulting and technical services expense. The current quarter primarily reflects lower expense for sub-custodian and legal services and within miscellaneous categories of outside services.

Equipment and software expense totaled $90.8 million in the current quarter, down 5% from $95.3 million in the prior quarter primarily due to $10.9 million of restructuring charges related to software write-offs in the prior quarter, partially offset by a software write-off of $4.6 million in the current quarter.

Occupancy expense totaled $41.8 million, a decrease of $7.8 million, or 16%, from $49.6 million in the prior quarter. The prior quarter included $6.3 million of restructuring charges related to reductions in office space.

Other operating expense totaled $73.1 million, down 2% from $74.2 million in the prior quarter. The current quarter includes higher business promotion expenses offset by lower charges associated with account servicing activities and lower other miscellaneous expense.

Total income tax expense was $75.6 million for the current quarter, representing an effective tax rate of 31.9%. Income tax expense was $41.2 million in the prior quarter, representing an effective tax rate of 24.1%. The prior quarter effective tax rate reflected adjustments to the Corporation’s intercompany service allocation methodology, the favorable resolution of certain federal and state tax matters, and reductions in state tax reserves.

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STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.2 billion, up 5% from the prior year quarter’s average of $6.9 billion. The current quarter increase primarily reflects earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the current quarter, the Corporation repurchased 328,687 shares at a cost of $14.5 million ($43.98 average price per share). The Corporation’s common stock repurchase authorization was replaced in March of 2012, pursuant to which the Corporation is authorized to purchase up to 10.0 million shares after March 31, 2012.

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at March 31, 2012, with all exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively.

	March 31, 2012			December 31, 2011			March 31, 2011
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	12.4%	14.0%	7.6%	12.5%	14.2%	7.3%	13.5%	15.4%	8.5%
The Northern Trust Company	11.7%	13.5%	7.1%	11.7%	13.8%	6.8%	13.3%	15.9%	7.8%

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 11.9% at March 31, 2012, 12.1% at December 31, 2011 and 13.0% at March 31, 2011. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ In Millions)	March 31, 2012	December 31, 2011	March 31, 2011
Tier 1 Capital	$7,157.4	$7,104.6	$7,054.4
Less: Floating Rate Capital Securities	268.6	268.6	268.6

Tier 1 Common Equity	$6,888.8	$6,836.0	$6,785.8

Ratios
Tier 1 Capital	12.4%	12.5%	13.5%
Tier 1 Common Equity	11.9%	12.1%	13.0%

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STOCKHOLDERS’ EQUITY (continued)

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE

EQUIVALENT

The table below presents a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on a fully taxable equivalent (FTE) basis, a non-GAAP financial measure. Management believes this presentation provides a clearer indication of net interest margins for comparative purposes.

	March 31, 2012			Three Months Ended December 31, 2011			March 31, 2011
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$341.0	$9.9	$350.9	$354.8	$9.4	$364.2	$347.1	$10.5	$357.6
Interest Expense	84.6	—	84.6	83.0	—	83.0	112.7	—	112.7

Net Interest Income	$256.4	$9.9	$266.3	$271.8	$9.4	$281.2	$234.4	$10.5	$244.9

Net Interest Margin	1.20%		1.24%	1.24%		1.28%	1.26%		1.32%

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2011 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 17, 2012. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on April 17, 2012 through 5:00 p.m. CT on May 18, 2012. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$575.2	$514.9	12%
Foreign Exchange Trading Income	61.9	84.8	(27)
Treasury Management Fees	17.4	18.6	(6)
Security Commissions and Trading Income	18.3	15.0	22
Other Operating Income	38.6	35.7	8
Investment Security Gains (Losses), net	(2.4)	(5.5)	(57)

Total Noninterest Income	709.0	663.5	7
Net Interest Income
Interest Income	341.0	347.1	(2)
Interest Expense	84.6	112.7	(25)

Net Interest Income	256.4	234.4	9
Total Revenue	965.4	897.9	8
Provision for Credit Losses	5.0	15.0	(67)
Noninterest Expense
Compensation	321.6	294.0	9
Employee Benefits	68.1	54.8	24
Outside Services	128.2	124.0	3
Equipment and Software	90.8	73.4	24
Occupancy	41.8	42.6	(2)
Visa Indemnification Benefit	—	(10.1)	(100)
Other Operating Expense	73.1	74.2	(2)

Total Noninterest Expense	723.6	652.9	11

Income before Income Taxes	236.8	230.0	3
Provision for Income Taxes	75.6	79.0	(4)

NET INCOME	$161.2	$151.0	7%

Per Common Share
Net Income
Basic	$0.66	$0.62	6%
Diluted	0.66	0.61	8
Average Common Equity	$7,167.3	$6,852.8	5%
Return on Average Common Equity	9.04%	8.94%	1
Return on Average Assets	0.68%	0.74%	(8)
Cash Dividends Declared per Common Share (**)	$0.58	$0.28	N/M %
Average Common Shares Outstanding (000s)
Basic	241,090	242,126
Diluted	241,556	242,970
Common Shares Outstanding (EOP)	241,150	241,803

(N/M) Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	The 2012 first quarter Cash Dividends Declared per Common Share balance of $0.58 is comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, payable July 2, 2012.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST	FOURTH
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$575.2	$541.5	6%
Foreign Exchange Trading Income	61.9	71.7	(14)
Treasury Management Fees	17.4	17.0	2
Security Commissions and Trading Income	18.3	15.7	16
Other Operating Income	38.6	37.7	2
Investment Security Gains (Losses), net	(2.4)	0.2	N/M

Total Noninterest Income	709.0	683.8	4
Net Interest Income
Interest Income	341.0	354.8	(4)
Interest Expense	84.6	83.0	2

Net Interest Income	256.4	271.8	(6)
Total Revenue	965.4	955.6	1
Provision for Credit Losses	5.0	12.5	(60)
Noninterest Expense
Compensation	321.6	341.9	(6)
Employee Benefits	68.1	69.5	(2)
Outside Services	128.2	154.2	(17)
Equipment and Software	90.8	95.3	(5)
Occupancy	41.8	49.6	(16)
Visa Indemnification Benefit	—	(13.0)	(100)
Other Operating Expense	73.1	74.2	(2)

Total Noninterest Expense	723.6	771.7	(6)

Income before Income Taxes	236.8	171.4	38
Provision for Income Taxes	75.6	41.2	83

NET INCOME	$161.2	$130.2	24%

Per Common Share
Net Income
Basic	$0.66	$0.53	25%
Diluted	0.66	0.53	25
Average Common Equity	$7,167.3	$7,188.5	—%
Return on Average Common Equity	9.04%	7.18%	26
Return on Average Assets	0.68%	0.53%	28
Cash Dividends Declared per Common Share (**)	$0.58	$0.28	N/M %
Average Common Shares Outstanding (000s)
Basic	241,090	241,020
Diluted	241,556	241,196
Common Shares Outstanding (EOP)	241,150	241,009

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	MARCH 31
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$290.9	$90.2	N/M %
Interest-Bearing Deposits with Banks	18,871.3	16,891.5	12
Federal Reserve Deposits and Other Interest-Bearing	2,228.0	15,080.5	(85)
Securities
U.S. Government	2,766.5	982.0	182
Obligations of States and Political Subdivisions	465.7	665.0	(30)
Government Sponsored Agency	17,755.5	13,317.2	33
Other (***)	11,091.5	8,282.9	34

Total Securities	32,079.2	23,247.1	38
Loans and Leases	29,156.3	27,887.5	5

Total Earning Assets	82,625.7	83,196.8	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(295.5)	(313.5)	(6)
Cash and Due from Banks	4,280.3	3,592.8	19
Buildings and Equipment	481.2	494.7	(3)
Client Security Settlement Receivables	985.3	1,304.0	(24)
Goodwill	536.5	405.8	32
Other Assets	2,990.8	3,998.6	(25)

Total Assets	$91,604.3	$92,679.2	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,349.0	$14,147.3	1%
Savings Certificates and Other Time	3,093.8	3,765.2	(18)
Non-U.S. Offices - Interest-Bearing	36,575.4	41,077.5	(11)

Total Interest-Bearing Deposits	54,018.2	58,990.0	(8)
Short-Term Borrowings	3,360.7	7,297.9	(54)
Senior Notes	2,122.6	1,890.6	12
Long-Term Debt	1,785.6	2,538.2	(30)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	61,564.1	70,993.6	(13)
Demand and Other Noninterest-Bearing Deposits	19,914.8	12,085.4	65
Other Liabilities	2,902.2	2,672.0	9

Total Liabilities	84,381.1	85,751.0	(2)
Total Equity	7,223.2	6,928.2	4

Total Liabilities and Stockholders’ Equity	$91,604.3	$92,679.2	(1)%

(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET	MARCH 31	DECEMBER 31
($ IN MILLIONS)	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$290.9	$121.3	140%
Interest-Bearing Deposits with Banks	18,871.3	16,696.4	13
Federal Reserve Deposits and Other Interest-Bearing	2,228.0	13,448.6	(83)
Securities
U.S. Government	2,766.5	4,029.4	(31)
Obligations of States and Political Subdivisions	465.7	535.9	(13)
Government Sponsored Agency	17,755.5	16,928.2	5
Other (***)	11,091.5	9,969.9	11

Total Securities	32,079.2	31,463.4	2
Loans and Leases	29,156.3	29,063.9	—

Total Earning Assets	82,625.7	90,793.6	(9)
Allowance for Credit Losses Assigned to Loans and Leases	(295.5)	(294.8)	—
Cash and Due from Banks	4,280.3	4,315.3	(1)
Buildings and Equipment	481.2	494.5	(3)
Client Security Settlement Receivables	985.3	778.3	27
Goodwill	536.5	532.0	1
Other Assets	2,990.8	3,604.8	(17)

Total Assets	$91,604.3	$100,223.7	(9)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,349.0	$17,470.8	(18)%
Savings Certificates and Other Time	3,093.8	3,058.3	1
Non-U.S. Offices - Interest-Bearing	36,575.4	35,868.0	2

Total Interest-Bearing Deposits	54,018.2	56,397.1	(4)
Short-Term Borrowings	3,360.7	2,945.6	14
Senior Notes	2,122.6	2,126.7	—
Long-Term Debt	1,785.6	2,133.3	(16)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	61,564.1	63,879.6	(4)
Demand and Other Noninterest-Bearing Deposits	19,914.8	26,280.4	(24)
Other Liabilities	2,902.2	2,946.4	(1)

Total Liabilities	84,381.1	93,106.4	(9)
Total Equity	7,223.2	7,117.3	1

Total Liabilities and Stockholders’ Equity	$91,604.3	$100,223.7	(9)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ IN MILLIONS)	FIRST QUARTER
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under
Agreements to Resell	$246.6	$251.1	(2)%
Interest-Bearing Deposits with Banks	18,246.4	16,153.8	13
Federal Reserve Deposits and Other Interest-Bearing	7,685.3	8,950.1	(14)
Securities
U.S. Government	2,969.8	973.6	N/M
Obligations of States and Political Subdivisions	493.0	667.9	(26)
Government Sponsored Agency	17,542.9	12,615.5	39
Other (***)	10,264.7	7,989.4	28

Total Securities	31,270.4	22,246.4	41
Loans and Leases	28,615.6	27,795.0	3

Total Earning Assets	86,064.3	75,396.4	14
Allowance for Credit Losses Assigned to Loans and Leases	(293.0)	(319.2)	(8)
Cash and Due from Banks	4,002.5	3,431.6	17
Buildings and Equipment	492.3	503.8	(2)
Client Security Settlement Receivables	421.0	428.9	(2)
Goodwill	534.1	405.1	32
Other Assets	3,906.9	3,419.1	14

Total Assets	$95,128.1	$83,265.7	14%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,606.8	$13,901.7	5%
Savings Certificates and Other Time	3,071.4	3,831.3	(20)
Non-U.S. Offices - Interest-Bearing	38,980.8	36,075.3	8

Total Interest-Bearing Deposits	56,659.0	53,808.3	5
Short-Term Borrowings	4,228.2	5,130.3	(18)
Senior Notes	2,125.2	1,893.2	12
Long-Term Debt	1,989.4	2,723.3	(27)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	65,278.8	63,832.0	2
Demand and Other Noninterest-Bearing Deposits	19,467.2	9,748.8	100
Other Liabilities	3,214.8	2,832.1	14

Total Liabilities	87,960.8	76,412.9	15
Total Equity	7,167.3	6,852.8	5

Total Liabilities and Stockholders’ Equity	$95,128.1	$83,265.7	14%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)	FIRST QUARTER	FOURTH QUARTER

	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$246.6	$246.8	—%
Interest-Bearing Deposits with Banks	18,246.4	18,848.1	(3)
Federal Reserve Deposits and Other Interest-Bearing	7,685.3	7,892.1	(3)
Securities
U.S. Government	2,969.8	3,317.9	(10)
Obligations of States and Political Subdivisions	493.0	557.3	(12)
Government Sponsored Agency	17,542.9	16,787.3	5
Other (***)	10,264.7	10,797.2	(5)

Total Securities	31,270.4	31,459.7	(1)
Loans and Leases	28,615.6	28,779.7	(1)

Total Earning Assets	86,064.3	87,226.4	(1)
Allowance for Credit Losses Assigned to Loans and Leases	(293.0)	(293.2)	—
Cash and Due from Banks	4,002.5	3,951.4	1
Buildings and Equipment	492.3	499.9	(2)
Client Security Settlement Receivables	421.0	470.6	(11)
Goodwill	534.1	534.9	—
Other Assets	3,906.9	5,562.8	(30)

Total Assets	$95,128.1	$97,952.8	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,606.8	$14,919.1	(2)%
Savings Certificates and Other Time	3,071.4	3,283.9	(6)
Non-U.S. Offices–Interest-Bearing	38,980.8	40,494.5	(4)

Total Interest-Bearing Deposits	56,659.0	58,697.5	(3)
Short-Term Borrowings	4,228.2	2,661.5	59
Senior Notes	2,125.2	2,129.7	—
Long-Term Debt	1,989.4	2,134.6	(7)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	65,278.8	65,900.2	(1)
Demand and Other Noninterest-Bearing Deposits	19,467.2	20,518.6	(5)
Other Liabilities	3,214.8	4,345.5	(26)

Total Liabilities	87,960.8	90,764.3	(3)
Total Equity	7,167.3	7,188.5	—

Total Liabilities and Stockholders’ Equity	$95,128.1	$97,952.8	(3)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2012	2011
	QUARTER	QUARTERS
	FIRST	FOURTH	THIRD	SECOND	FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$575.2	$541.5	$555.3	$557.8	$514.9
Other Noninterest Income	133.8	142.3	159.5	140.9	148.6
Net Interest Income	256.4	271.8	256.8	246.1	234.4

Total Revenue	965.4	955.6	971.6	944.8	897.9
Provision for Credit Losses	5.0	12.5	17.5	10.0	15.0
Noninterest Expense	723.6	771.7	701.3	705.3	652.9

Income before Income Taxes	236.8	171.4	252.8	229.5	230.0
Provision for Income Taxes	75.6	41.2	82.4	77.5	79.0

Net Income	$161.2	$130.2	$170.4	$152.0	$151.0

Per Common Share
Net Income – Basic	$0.66	$0.53	$0.70	$0.62	$0.62
– Diluted	0.66	0.53	0.70	0.62	0.61
Cash Dividends Declared per Common Share (**)	0.58	0.28	0.28	0.28	0.28
Book Value (EOP)	29.95	29.53	29.68	29.15	28.65
Market Value (EOP)	47.45	39.66	34.98	45.96	50.75
Ratios
Return on Average Common Equity	9.04%	7.18%	9.53%	8.76%	8.94%
Return on Average Assets	0.68	0.53	0.72	0.66	0.74
Net Interest Margin (GAAP)	1.20	1.24	1.21	1.18	1.26
Net Interest Margin (FTE)	1.24	1.28	1.25	1.23	1.32
Risk-based Capital Ratios
Tier 1	12.4%	12.5%	12.2%	12.8%	13.5%
Total (Tier 1 + Tier 2)	14.0	14.2	13.9	14.5	15.4
Tier 1 Leverage	7.6	7.3	7.5	7.7	8.5
Tier 1 Common Equity (non-GAAP)	11.9	12.1	11.8	12.3	13.0
Assets Under Custody ($ In Billions)–EOP
Corporate	$4,188.6	$3,877.6	$3,813.3	$4,028.1	$3,971.4
Personal	406.6	385.2	358.8	387.8	384.6

Total Assets Under Custody	$4,595.2	$4,262.8	$4,172.1	$4,415.9	$4,356.0

Assets Under Management ($ In Billions)–EOP	$716.5	$662.9	$644.2	$684.1	$662.2
Asset Quality ($ In Millions)–EOP
Nonperforming Loans and Leases	$262.1	$293.7	$307.5	$328.0	$325.1
Other Real Estate Owned (OREO)	22.4	21.2	30.4	31.1	56.3

Total Nonperforming Assets	$284.5	$314.9	$337.9	$359.1	$381.4

Nonperforming Assets / Loans and Leases and OREO	0.98%	1.08%	1.18%	1.26%	1.36%
Gross Charge-offs	$14.4	$28.8	$34.9	$17.2	$35.4
Less: Gross Recoveries	8.6	10.6	6.3	2.2	13.8

Net Charge-offs	$5.8	$18.2	$28.6	$15.0	$21.6

Net Charge-offs (Annualized) to Average Loans and Leases	0.08%	0.25%	0.40%	0.21%	0.31%
Allowance for Credit Losses Assigned to Loans and Leases	$295.5	$294.8	$298.3	$311.3	$313.5
Allowance to Nonperforming Loans and Leases	1.1x	1.0x	1.0x	0.9x	1.0x
Allowance for Other Credit-Related Exposures	$32.6	$34.1	$36.3	$34.5	$37.3